As filed with the Securities and Exchange Commission on April 25, 2001
                          Registration No. 333-________

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ADOLPH COORS COMPANY
             (Exact name of registrant as specified in its charter)

         Colorado                                            84-0178360
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

311 10TH STREET
P.O. BOX 4030
GOLDEN, COLORADO                                               80401-0030
(303) 279-6565                                                 (Zip Code)
(Address of principal executive offices)

                 ADOLPH COORS COMPANY 1990 EQUITY INCENTIVE PLAN
                              (Full title of plan)

                                                --WITH A COPY TO--
PETER H. COORS                                  THOMAS A. RICHARDSON, ESQ.
ADOLPH COORS COMPANY                            HOLME ROBERTS & OWEN LLP
311 10TH STREET                                 1700 LINCOLN STREET
P.O. BOX 4030                                   SUITE 4100
GOLDEN, COLORADO 80401-0030                     DENVER, COLORADO 80203
(303) 279-6565                                  (303) 861-7000
                     (Name and address of agent for service)
          (Telephone number, including area code, of agent for service)

                                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                                   OFFERING PRICE PER     AGGREGATE OFFERING
 TITLE OF SECURITIES TO                                  SHARE                 PRICE(1)               AMOUNT OF
     BE REGISTERED            AMOUNT TO BE                                                        REGISTRATION FEE
                               REGISTERED
----------------------------------------------------------------------------------------------------------------------
Class B Common Stock        2,033,114 shares     $59.45                  $120,868,627           $30,218
----------------------------------------------------------------------------------------------------------------------

(1)      Calculated pursuant to Rule 457(c) and (h) as of April 19 2001.

                   Form S-8 Pursuant to General Instruction E

This Form S-8 is filed with the Securities and Exchange Commission (the "Commission") pursuant to General Instruction E to Form S-8. The Form S-8 filed with the Commission on May 24, 1990, by Adolph Coors Company (the "Registrant"), File Number 33-35035, and the Form S-8 filed with the Commission on June 1, 2000, File Number 333-38378 are hereby incorporated by reference into this Form S-8. All capitalized terms not defined herein shall have the same meaning as set forth in the May 24, 1990 Form S-8.

The Registrant hereby registers an additional 2,033,114 shares of the Company's Class B Common Stock.


Item 3.  Incorporation of Documents by Reference

The following documents filed by Adolph Coors Company with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Registrant's annual report on Form 10-K for the year ended December 31, 2000, filed with the Commission on April 2, 2001;

(b) The description of Class B Common Stock of the Registrant contained in the Registration Statement on Form 8-A filed with the Commission on February 10, 1999 (File No. 001-14829).

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated be reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 8.  Exhibits

5.1      Legality Opinion of Holme Roberts & Owen LLP
23.1     Consent of PricewaterhouseCoopers LLP
23.2     Consent of Holme Roberts & Owen is included in Exhibit 5.1
24.1     Power of Attorney is included in the signature pages.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Colorado, on the 24th day of April, 2001.

                                         ADOLPH COORS COMPANY


                                         By:    /s/ Peter  H. Coors
                                         Name:  Peter H. Coors
                                         Title:   President


         We, the undersigned officers and directors of Adolph Coors Company hereby severally constitute and appoint Peter H. Coors and W. Leo Kiely III, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, including but not limited to any Registration Statement filed to register additional Class B Common Stock which may be acquired pursuant to the Adolph Coors Company 1990 Equity Incentive Plan; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and to sign all documents in connection with the qualification and sale of the Class B Common Stock with Blue Sky authorities and with the New York Stock Exchange; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated:


NAME                        TITLE                          DATE


/s/William K. Coors         Chairman of the Board          April 24, 2001
------------------------
William K. Coors


/s/ Peter H. Coors          President                      April 24, 2001
-----------------------
Peter H. Coors              (Principal Executive Officer)


/s/ Timothy V. Wolf         Vice President and Chief       April 24, 2001
-----------------------     Financial Officer
Timothy V. Wolf             (Principal Financial Officer)



/s/ Olivia M. Thompson      Controller and Principal       April 24, 2001
-----------------------     Accounting Officer
Olivia M. Thompson


/s/ W. Leo Kiely III        Director                       April 24, 2001
------------------------
W. Leo Kiely III


/s/ Luis G. Nogales         Director                       April 24, 2001
-----------------------
Luis G. Nogales


/s/ Pamela H. Patsley       Director                       April 24, 2001
-----------------------
Pamela H. Patsley


/s/ Wayne R. Sanders        Director                       April 24, 2001
------------------------
Wayne R. Sanders


/s/ Albert C. Yates         Director                       April 24, 2001
------------------------
Albert C. Yates

                                  EXHIBIT INDEX

Exhibit
Number                             Description

5.1               Legality Opinion of Holme Roberts & Owen LLP
23.1              Consent of PricewaterhouseCoopers LLP
23.2              Consent of Holme Roberts & Owen is included in Exhibit 5.1
24.1              Power of Attorney is included in the signature pages.